Investors contact:
Susan Mesco
Cytogen Corporation
(609) 750-8213

Cytogen Retains ThinkEquity Partners to Assist in the Evaluation of Potential Strategic Alternatives

PRINCETON, N.J., November 5, 2007 -- Cytogen Corporation (NASDAQ: CYTO) today announced that it has engaged ThinkEquity Partners LLC, to assist the Company in identifying and evaluating strategic alternatives intended to enhance the future growth potential of the Company’s pipeline and maximize shareholder value.  No assurances can be given that this evaluation will lead to any specific action or transaction.  Cytogen does not plan to make future comments about the status of the evaluation of strategic alternatives unless there are material developments.

“We continuously evaluate our business to identify and develop prospects for maximizing value for all shareholders and look forward to working with ThinkEquity in this regard,” said Michael D. Becker, president and chief executive officer of Cytogen. “While reviewing various strategic alternatives, we will continue to advance our growth initiatives, namely building marketplace awareness for CAPHOSOL as a treatment for oral mucositis – one of the most common and debilitating side effects of a number of common cancer therapies that remains an area of serious unmet medical need.”

About ThinkEquity Partners LLC

ThinkEquity Partners LLC is a research-centric institutional investment bank focused on the growth economy.  ThinkEquity Partners LLC is dedicated to providing strategic advice, in-depth research coverage and capital to corporate clients and institutional investors interested in the knowledge economy's key growth verticals: consumer business services, healthcare, media, and technology.  For more information about ThinkEquity Partners LLC, please visit www.thinkequity.com.  Member NASD and SIPC.

About Cytogen

Cytogen is a specialty pharmaceutical company dedicated to advancing the treatment and care of patients by building, developing, and commercializing a portfolio of oncology products. The Company's specialized sales force currently markets two therapeutic products and one diagnostic product to the U.S. oncology market. CAPHOSOL® is an advanced electrolyte solution for the treatment of oral mucositis and dry mouth that is approved in the U.S. as a prescription medical device. QUADRAMET® (samarium Sm-153 lexidronam injection) is approved for the treatment of pain in patients whose cancer has spread to the bone. PROSTASCINT® (capromab pendetide) is a PSMA-targeting monoclonal antibody-based agent to image the extent and spread of prostate cancer.  The Company also currently has U.S. commercial rights to SOLTAMOX™ (tamoxifen citrate), a liquid hormonal therapy approved in the U.S. for the treatment of breast cancer in adjuvant and metastatic settings.  Cytogen's product-focused strategy centers on attaining sustainable growth through clinical, commercial, and strategic initiatives.

A copy of the full prescribing information for CAPHOSOL, QUADRAMET, PROSTASCINT and SOLTAMOX, including Boxed Warnings, warnings, precautions, adverse events and other safety information may be obtained in the U.S. from Cytogen Corporation by calling toll-free 800-833-3533 or by visiting the web site at http://www.cytogen.com.  Cytogen’s website is not part of this press release.

This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and investors are cautioned not to put any undue reliance on any forward-looking statement. There are a number of important factors that could cause Cytogen's results to differ materially from those indicated by such forward-looking statements. In particular, Cytogen's business is subject to a number of significant risks, which include, but are not limited to: the risk of raising additional capital; the risk of successfully identifying, evaluating, and executing strategic transactions or actions to enhance Cytogen’s future growth potential and maximize shareholder value; the risk of launching a new product;, the risk of successfully marketing its products; the risk of obtaining the necessary regulatory approvals; the risk of whether products result from development activities; the risk of shifts in the regulatory environment affecting sales of Cytogen's products, such as third-party payor reimbursement issues; the risk associated with Cytogen's dependence on its partners for development of certain projects, as well as other factors expressed from time to time in Cytogen's periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with Cytogen's periodic filings with the SEC.  All information in this press release, including the forward-looking statements contained herein, is made only as of the date of this press release.

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